UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 30, 2012

Radian Group Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-11356	23-2691170
(Commission File Number)	(IRS Employer Identification No.)

1601 Market Street, Philadelphia, Pennsylvania	19103
(Address of Principal Executive Offices)	(Zip Code)

(215) 231 - 1000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Company’s 2012 Annual Meeting of Stockholders held on May 30, 2012, the following proposals were submitted to a vote of the Company’s stockholders, with the voting results indicated below:

(1)	Election of twelve directors for a term of one year each, to serve until their successors have been duly elected and have qualified or until their earlier removal and resignation:

	FOR	AGAINST	ABSTAIN	Broker Non-Votes

Herbert Wender	60,073,427	6,007,794	596,977	36,414,898

David C. Carney	61,829,534	4,270,021	578,643	36,414,898

Howard B. Culang	59,673,615	6,440,787	563,796	36,414,898

Lisa W. Hess	61,315,565	4,833,248	529,385	36,414,898

Stephen T. Hopkins	59,665,292	6,481,869	531,037	36,414,898

Sanford A. Ibrahim	61,925,156	4,226,061	526,981	36,414,898

Brian D. Montgomery	61,325,034	4,814,427	538,737	36,414,898

Ronald W. Moore	59,817,052	6,323,737	537,409	36,414,898

Gaetano Muzio	61,212,192	4,761,572	704,434	36,414,898

Jan Nicholson	62,114,263	4,050,453	513,482	36,414,898

Gregory V. Serio	61,449,915	4,693,627	534,656	36,414,898

Noel J. Spiegel	60,896,936	5,238,500	542,762	36,414,898

(2)	Approval, by an advisory, non-binding vote, of the overall compensation of the Company's named executive officers:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
54,762,371	9,401,001	2,514,826	36,414,898

(3)	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012:

FOR	AGAINST	ABSTAIN
100,704,779	1,671,506	716,812

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.
(Registrant)

Date: May 30, 2012	By:	/s/ Edward J. Hoffman
Edward J. Hoffman
General Counsel and Corporate Secretary